                                                                    EXHIBIT 10.4



                            NON-COMPETITION AGREEMENT


                        DATED AS OF _____________, 2001,


                                      AMONG


                              KPMG CONSULTING, LLC,


                              KPMG CONSULTING, INC.


                                       AND


                                    KPMG LLP

                            NON-COMPETITION AGREEMENT



                  THIS NON-COMPETITION AGREEMENT (the "Agreement"), dated as of __________, 2001, is among KPMG LLP, a Delaware registered limited liability partnership (the "Partnership"), KPMG CONSULTING, INC., a Delaware corporation ("Consulting, Inc."), and KPMG CONSULTING, LLC, a Delaware limited liability
company ("LLC," and   together with Consulting, Inc.,
"Consulting").

                               W I T N E S S E T H

                  WHEREAS, the Partnership has separated its Consulting Business (as hereinafter defined) from its accounting and tax businesses;

                  WHEREAS, the Partnership formed Consulting, Inc. and LLC in connection with the transfer to LLC of certain of the operating assets, properties, personnel and liabilities related to the Consulting Business held by the Partnership and certain Subsidiaries of the Partnership so that from and after the Effective Date the Consulting Business was held by Consulting;

                  WHEREAS, the Partnership and Consulting desire to clearly distinguish the types of professional services that will be provided by each of the Partnership and Consulting;

                  WHEREAS, the Partnership and Consulting entered into the Division of Services Agreement dated as of January 31, 2000 (the "Original Agreement") which shall remain in effect until the earlier of the occurrence of an IPO or a Change in Control (each as defined herein); and

                  WHEREAS, the Partnership and Consulting desire to amend and restate the terms of the non-competition provisions contained in the Original Agreement, such amendment and restatement to be effective only upon the earlier of the occurrence of an IPO or a Change in Control.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and Consulting each hereby agree as follows:



                                   ARTICLE I

                 DEFINITIONS, INTERPRETATIONS AND EFFECTIVENESS

                  Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

                  "BMP" means the Partnership's proprietary Business Measurement Process methodology used in connection with assurance services.

                  "CHANGE IN CONTROL" shall mean:

                  (i) a sale or transfer to a non-affiliated third party of all or substantially all of the assets of Consulting on a consolidated basis in any transaction or series of related transactions;

                  (ii) any merger, consolidation or reorganization in which Consulting is a party, except for a merger, consolidation or reorganization in which Consulting is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of Consulting's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization Consulting's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of Consulting's Board of Directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of Consulting as reasonably determined by the Board of Directors; or

                  (iii) any Person, other than the Partnership or its affiliates, acquires beneficial ownership of 50% or more of the outstanding equity of Consulting generally entitled to vote on the election of directors.

                  "CONSULTING" has the meaning set forth in the Preamble.

                  "CONSULTING BUSINESS" means the business of Consulting, which shall consist of the provision of the Consulting Services and the Consulting Supporting Services.

                  "CONSULTING, INC." has the meaning set forth in the Preamble.

                  "CONSULTING, LLC" has the meaning set forth in the Preamble.

                  "CONSULTING SERVICES" means those services provided by Consulting and the Transferred Subsidiaries to their clients immediately following the Effective Date, which consists of the Systems Integration and Integrated Solutions Services, and in particular those services listed on Appendix A hereto identified as Consulting Services, and any New Consulting Services.

                  "CONSULTING SUPPORTING SERVICES" shall mean those Consulting Services that are necessary or advisable to be provided in connection with or related to the provision of any of the Partnership Services to be provided to any client of the Partnership Business.

                  "DISPUTE" has the meaning set forth in Section 3.1.

                  "EFFECTIVE DATE" means January 31, 2000.

                  "IPO" shall mean the initial public offering of the common stock of Consulting, Inc. registered under the Securities Act of 1933, as amended.

                  "NEW CONSULTING SERVICE" shall mean a service related to the Consulting Services that is not currently provided by the Partnership or Consulting but which the Parties agree, in accordance with the terms of this Agreement, shall constitute a Consulting Service.

                  "NEW PARTNERSHIP SERVICE" shall mean a service related to the Partnership Services that is not currently provided by the Partnership or Consulting but which the Parties agree, in accordance with the terms of this Agreement, shall constitute a Partnership Service.

                  "NEW SERVICE" shall mean a New Consulting Service or a New Partnership Service.

                  "ORIGINAL AGREEMENT" shall have the meaning set forth in the recitals.

                  "PARTNERSHIP SERVICES" means those services provided by the Partnership or its Retained Subsidiaries immediately following the Effective Date, which consists of the assurance and tax services currently provided by the Partnership, other than Consulting Services, including without limitation, attestation and verification services, business risk and technology risk management services, and other services utilizing BMP as a platform for the delivery of such services, including but not limited to those services identified on Appendix A attached hereto as Assurance Services, and the New Partnership Services.

                  "PARTNERSHIP SUPPORTING SERVICES" shall mean those Partnership Services that are necessary or advisable to be provided in connection with or related to the provision of any of the Consulting Services to clients of the Consulting Business.

                  "PARTY" means the Partnership, Consulting, Inc. or LLC.

                  "PERSON" means an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

                  "RETAINED SUBSIDIARIES" means any Subsidiary of the Partnership at any time after the Effective Date, but excluding Consulting and the Transferred Subsidiaries.

                  "SYSTEMS INTEGRATION AND INTEGRATED SOLUTIONS SERVICES" means services related to the installation and implementation of hardware and software products, electronic commerce and other internet-based solutions and related information technology services, including without limitation, software development, resale, distribution and evaluation of third-party products, strategic and operations advice and assistance, including without limitation, operational or process redesign, operations improvement of a client's internal processes or the information flows required to support those operations; provided, that such services shall be subject to any limitations set forth in Appendix A.

                  "SUBSIDIARY" means, when used with reference to any Party, any corporation, partnership, limited liability company or other entity, a majority of the outstanding voting power of which is owned directly or indirectly by such Party.

                  "TRANSFERRED SUBSIDIARIES" means any Subsidiary which relates to the Consulting Business and which is transferred to Consulting or a Subsidiary of Consulting.

                  Section 1.2. Rules of Construction. In this Agreement, unless a clear contrary intention appears:

                  (1) singular numbers includes the plural and vice versa;

                  (2) reference to any gender includes the other gender;

                  (3) reference to any Section means such Section of this
             Agreement and references in any Section or definition to any clause means such clause of such Section or definition;

                  (4) "herein", "hereunder", "hereof", "hereto", and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

                  (5) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (6) relative to the determination of any period of time,
             "from" means "from and including," "to" means "to but excluding" and "through" means "through and including;" and

                  (7) headings contained in this Agreement have been inserted for convenience of reference only and are not to be used in construing this Agreement.

                  Section 1.3. Effectiveness of this Agreement. This Agreement shall become effective upon the earlier to occur of (i) the consummation of an IPO, or (ii) the consummation of a Change in Control. Prior to the effectiveness of this Agreement, the Original Agreement shall be in full force and effect.

                                   ARTICLE II

                                 NON-COMPETITION

                  Section 2.1. (a) Non-Competition. From and after the Effective Date, Consulting may provide the Consulting Services and shall not, directly or through any Person controlling, controlled by, or under direct or indirect common control with Consulting, engage in the provision of any Partnership Services.

                  (b) From and after the Effective Date, the Partnership may provide the Partnership Services and shall not, directly or through any Person controlling, controlled by, or under direct or indirect common control with the Partnership, engage in the provision of any Consulting Services.

                  Section 2.2. New Services. The Partnership and Consulting acknowledge that each of the Partnership Business and the Consulting Business will, in the future, involve the provision of services not currently provided by either the Partnership or Consulting and each agrees that it is advisable and in the best interests of each of the Parties to provide a mechanism to evaluate the appropriate Party to provide such services during the term of this Agreement. In furtherance thereof, the Partnership and Consulting hereby agree that any New Service shall become part of the business with respect to which such service most closely relates at the time. To facilitate this agreement, each Party shall, upon the written request of the other Party, but in any event no later than March 31 and September 30 of each year during the term of this Agreement, provide the other Party with information describing in reasonable detail New Services which have been made available by the Party since the last report. The Party offering such New Service shall have the exclusive right to do so and such service shall be included within the definition of the services provided by such Party as set forth herein unless the other Party sends written notice of its objection thereto within 30 days of receipt of written notification. Any such objection shall be considered a Dispute and shall be resolved in accordance with the provisions of this Agreement.

                  Section 2.3. (a) Additional Considerations and Agreements. Nothing in this Agreement shall limit the right of either Party to hire the personnel needed to provide the services to be provided by such Party consistent with the terms of this Agreement.

                  (b) During the term of this Agreement, Consulting shall not become a licensed certified public accounting firm and the personnel of Consulting shall not hold themselves out as certified public accountants or provide any advice or interpretation of any accounting standards, literature or rules and the interpretation thereof as promulgated by the applicable standard setting bodies, including without limitation, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the Securities and Exchange Commission, or the successors thereto, in any manner or by any means. The Partnership shall not become a systems integrator.

                  (c) Each Party shall have the right to determine the appropriate titles for its personnel, based on market acceptance and demand. Notwithstanding the foregoing, the Partnership and Consulting each agree that, during the term of this Agreement, it is advisable and in the best interests of each of the Parties to limit the competition between the Partnership Business and the Consulting Business with respect to the recruitment of personnel and in that regard the Partnership hereby agrees to use all reasonable efforts to avoid the use of the term "consultant" in connection with its recruiting efforts.

                  (d) The Partnership shall have the right to develop technology tools to support and facilitate the delivery of the Partnership Services. The Partnership may, but shall not be required to, utilize the services of Consulting, other joint venture or alliance partners or any third party vendor or contractor in connection with such development. The Partnership shall have the right to enter into other joint ventures or alliances, or to use any third party vendors or contractors in the development and/or delivery of non-technology tools and Partnership Services.

                  (e) To the extent any client engagement as of the Effective Date involved the services of both the Partnership and Consulting, the Parties agree to negotiate in good faith the appropriate arrangements necessary to continue such engagement following the Effective Date if the Parties so desire in a prime/subcontractor relationship with fees payable by the client for such contract work.

                  (f) The Partnership and Consulting each agree that it is advisable and in the best interests of the Parties to provide a mechanism to avoid a situation in which the Partnership and Consulting each submit a proposal to a client to provide similar services to such client. If either Party obtains information or otherwise becomes aware that the Partnership and Consulting each intend to submit a proposal to a client with respect to the same potential engagement, the Party with such information (the "Notifying Party") shall send written notice to the other Party (the "Receiving Party") setting forth the name of the client and a description of the services to be provided in connection with such engagement. Within five (5) business days of receipt of such notice the Receiving Party shall send the Notifying Party a response indicating whether it intends to submit a proposal with respect to such engagement and, if so, why it believes it is the appropriate Party to submit the proposal. Within two (2) business days of receipt of a response indicating the Receiving Party's intention to submit a proposal, the Notifying Party will send the Receiving Party written notice of objection if the Receiving Party also intends to submit a proposal and such objection shall be considered a Dispute and shall be resolved in accordance with the provisions of this Agreement.

                  (g) (i) The Partnership and Consulting each agree that nothing set forth herein shall prohibit the Partnership from acquiring, purchasing or otherwise combining with, and following such acquisition, purchase or combination, actively engaging in, any business that has a subsidiary, division, group, franchise or segment that is engaged in any Consulting Services, and termination of this Agreement shall not occur, so long as such the Partnership divests itself or causes the divestiture of such subsidiary, division, group, franchise or segment within six months of the date of such acquisition, purchase or combination.

                      (ii) This Agreement and the rights and obligations of the Parties hereunder shall terminate in the event the Partnership enters into a merger, consolidation, amalgamation or other business combination involving the Partnership or KPMG International which results in the Partnership (either directly or through any other Person controlling, controlled by, or under direct or indirect common control with the Partnership) providing consulting services comparable to those offered by Consulting if the Partnership fails to divest as required pursuant to Section 2.3(g)(i).

                      (iii) In the event that this Agreement is terminated pursuant to Section 2.3(g)(ii), Partnership shall pay to Consulting any damages suffered by Consulting as a result of an event described in Section 2.3(g)(ii). The Parties shall negotiate in good faith for a period of 30 days to determine the amount of any such damages, and if the Parties are unable to agree within such 30 day period, the matter shall be resolved as a Dispute under Article IV.

                  (h) (i) The Partnership and Consulting each agree that nothing set forth herein shall prohibit Consulting from acquiring, purchasing or otherwise combining with, and following such acquisition, purchase or combination, actively engaging in, any business that has a subsidiary, division, group, franchise or segment that is engaged in any Partnership Services, and termination of this Agreement shall not occur so long as Consulting divests itself or causes the divestiture of such subsidiary, division, group, franchise or segment within six months of the date of such acquisition, purchase or combination.

                      (ii) This Agreement and the rights and obligations of the Parties hereunder shall terminate in the event Consulting enters into a merger, consolidation, amalgamation or other business combination involving Consulting which results in Consulting (either directly or through any other Person controlling, controlled by, or under direct or indirect common control with Consulting) providing assurance or tax services comparable to those offered by the Partnership if Consulting fails to divest as required pursuant to Section 2.3(h)(i).

                      (iii) In the event that this Agreement is terminated pursuant to Section 2.3(h)(ii), Consulting shall pay to the Partnership any damages suffered by the Partnership as a result of an event described in Section 2.3(h)(ii). The Parties shall negotiate in good faith for a period of 30 days to determine the amount of any such damages, and if the Parties are unable to agree within such 30 day period, the matter shall be resolved as a Dispute under
Article IV.

                      (i) The Parties agree that each of them may, but shall be under no obligation to, refer clients to one another. In no event shall the Parties pay referral fees, commissions or other compensation for any such referrals to each other or to any subsidiary, affiliate, partner, principal, employee or agent of the other entity.

                      (j) The Parties agree that they will not enter into any co- or joint marketing, advertising or similar agreements or arrangements which
(i) are inconsistent with the agreements in Section 2.3(i), and (ii) do not clearly state that the Partnership and Consulting are separate firms.

                                  ARTICLE III

                               DISPUTE RESOLUTION

                  Section 3.1. Escalation. Except as provided in Section 4.2 hereof, if a dispute, claim or controversy arises out of or arises in connection with this Agreement, including, but not limited to, the termination or validity hereof (a "Dispute"), the Partnership and Consulting agree to use the following procedures, in lieu of either Party initially pursuing other available remedies, to resolve the Dispute. The Parties agree that they will first attempt to settle any Dispute arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the Dispute. Prior to taking action as provided in Section 3.2, the Parties shall first submit the Dispute to an appropriate corporate officer or partner of each Party for resolution, and if such corporate officer and partner are unable to resolve such Dispute, either Party may request that their respective chief executive officers, or their respective delegees, attempt to resolve such Dispute. The officers or delegees to whom any such claim or controversy is submitted shall attempt to resolve the Dispute through good faith negotiations over a reasonable period, not to exceed 30 days in the aggregate unless otherwise agreed. Such 30-day period shall be deemed to commence on the date of a notice from either Party describing the particular Dispute.

                  Section 3.2. Submission to Mediation. If, within 30 days after such meeting of officer and partner or delegees, the Parties have not succeeded in negotiating a resolution of the Dispute, the Partnership and Consulting agree to refer the matter to a panel consisting of one (1) senior partner or the delegee thereof from the Partnership and one (1) executive officer or the delegee thereof from Consulting (which individuals or delegees shall not have been, as much as practicable, directly involved in the Dispute) for review and resolution. These individuals are referred to herein as the "Senior Executives." Upon such referral, the Senior Executives shall review the following materials provided by the Partnership and Consulting: a copy of the terms of this Agreement and a concise (less than 10 page) summary of the basis of each party's contentions, including the relevant facts and areas of disagreement. If the Dispute cannot be resolved by the Senior Executive panel pursuant to this
Section 3.2 within 30 days of the referral of such Dispute, the Partnership and Consulting may then pursue the remedies contemplated by Section 3.3 and 3.4.

                  Section 3.3. Arbitration. Any dispute that is not resolved by negotiations pursuant to Section 3.2 will, upon written notice by either Party to the other Party involved in the Dispute, be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. Within ten (10) business days after the commencement of arbitration, each Party shall select one person to act as arbitrator and the two arbitrators so selected shall select a third arbitrator within ten (10) business days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such time period, the third arbitrator shall be selected by the AAA within the (10) business days following a written request by any of the parties to the AAA. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. It is understood and agreed by the Parties that money damages might not be a sufficient remedy for any breach of this Agreement, and that, notwithstanding anything else set forth in this Section 3.3 concerning the arbitration of disputes and the procedure for such arbitration, and pending the outcome of any such arbitration, the Parties shall be entitled to seek and obtain injunctive relief as a provisional remedy for any such breach, which shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other provisional remedies available at law or equity. The prevailing Party in the arbitration shall be entitled, in addition to such other relief as may be granted, to its reasonable attorney's fees and other costs reasonably incurred in such arbitration. The Parties specifically agree to be bound by the decisions rendered by the arbitration panel provided for herein and agree not to submit a dispute subject to this Section 3.3 to any national, federal, state, provincial, local or other court or arbitration association except as may be necessary to enforce the decision rendered by the arbitrators. The Parties hereby agree that the existence of a Dispute and the details thereof shall be considered confidential information, and each Party agrees not to disclose such information to any other Person except those of its personnel that have a need to know such information for purposes of attempting to resolve the Dispute.

                  Section 3.4. Injunctive Relief. Nothing contained in this
Article III shall prevent either Party from resorting to judicial process, in accordance with Section 4.2 if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one Party or to maintain the status quo before, during or after the commencement of the mediation process set forth in this Article III. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either Party's right to assert any claim or defense.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                  Section 4.1. Entire Agreement. This Agreement constitutes the only agreement between the Parties with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

                  Section 4.2. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, as though all acts and omissions related hereto occurred in New York. Any lawsuit arising from or related to this Agreement shall only be brought, to the extent permitted by Section 3.3 and 3.4, in the United States District Court for the Southern District of New York or in any state court in the State of New York. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by New York law.

                  Section 4.3. Amendment; Waiver. No amendment or modification of the terms of this Agreement shall be binding on any Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by any Party of any particular default by the other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either Party to exercise any right arising from any default by the other Party affect or impair any rights which the non-defaulting Party may have with respect to the same or any future default.

                  Section 4.4. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the Parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Without limiting the generality of the foregoing, if any provision of this Agreement shall be determined, under applicable law, to be overly broad in duration, geographical coverage or substantive scope, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed.

                  Section 4.5. Counterparts. For convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

                  Section 4.6. Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

                  Section 4.7. Notices. All notices which either Party may be required or desire to give to the other Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other Party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notices delivered by telecopy shall also be confirmed in writing by the sending Party by overnight courier and shall be deemed to be given upon actual receipt by the Parties to be notified.

                  If to the Partnership:

                           KPMG LLP
                           345 Park Avenue
                           New York, NY 10154
                           Attention: Chairman

                  with a copy to:

                           KPMG LLP
                           345 Park Avenue
                           New York, NY  10154
                           Attention: General Counsel

                  If to Consulting:

                           KPMG Consulting, Inc.
                           1676 International Drive
                           McLean, Virginia  22102
                           Attention: Chief Executive Officer

                  with a copy to:

                           KPMG Consulting, Inc.
                           1676 International Drive
                           McLean, Virginia  22102
                           Attention: General Counsel

A Party may change its address or addresses set forth above by giving the other Party notice of such change in accordance with the provisions of this Section.

Section 4.8. Termination. This Agreement and the rights and obligations of the Parties hereunder shall terminate on the earliest to occur of (i) the mutual agreement of the Parties or (ii) the fifth anniversary of the closing of the earlier of the IPO or a Change in Control or (iii) the date of a termination pursuant to Section 2.3.

                  Section 4.9. Section Headings. All Section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 4.10. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

                  Section 4.11. Performance. Each Party shall cause to be performed, and hereby guarantee the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

                  Section 4.12. Limitation. The Parties understand and acknowledge that this Agreement is among the Partnership, Consulting, Inc. and LLC and that their respective partners, principals, officers, directors, shareholders and members are not liable hereunder in their capacity as such.

                  IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement to be signed by its authorized representatives as of the date first above written.

                                                     KPMG LLP



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:



                                                     KPMG CONSULTING, LLC



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:



                                                     KPMG CONSULTING, INC.



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:





                                 Signature Page
                                     to the
                            Non-Competition Agreement

                   APPENDIX A TO THE NON-COMPETITION AGREEMENT

NON-COMPETITION BETWEEN ASSURANCE AND CONSULTING

This document is Attachment A to the Non-Competition Agreement and is intended to describe the division of services between Assurance and Consulting.


             SERVICE                                 ASSURANCE                          CONSULTING
             -------                                 ---------                          ----------
SYSTEMS INTEGRATION SERVICES              Performs none.                      Provides all such services.

ATTESTATION SERVICES                      Performs all. This applies to       Performs none.
                                          attestation services related to
                                          financial and non financial
                                          information, including the
                                          authentication/auditing of
                                          electronic and digital
                                          transactions.

ACCOUNTING SERVICES                       Provides all accounting, and        Performs information tasks in
                                          bookkeeping services (including     conjunction with and as a part of
                                          accounting issue resolution,        financial systems implementations and
                                          compilations and compilation        program management of large scale
                                          assistance, accounting record       programs. This is not provided as a
                                          reconstruction, reconciliation      discrete service offering.
                                          assistance, account analysis and
                                          regulatory compliance reviews)

CORPORATE TRANSACTIONS, including:

 o       Valuation Services                o       Performs none.              o       Performs all.

 o       Transaction Services              o       Performs all.               o       Performs none.

 o       Corporate Recovery                o       Performs all.               o       Performs none.

 o       Corporate Finance                 o       Performs all.               o       Performs none.

 o       Merger and Integration            o       Provides as to              o       Provides as to Consulting
         Services                                  Partnership Services                Services

ACTUARIAL SERVICES                        Performs all.                       Performs none.

MANAGEMENT ADVISORY SERVICES              Performs all.                       Performs none.

             SERVICE                                 ASSURANCE                          CONSULTING
             -------                                 ---------                          ----------
SERVICES

LITIGATION AND FORENSICS                  Performs all, including:            Not a discrete service. May provide
                                                                              expert testimony as requested by
                                           o       Litigation Support         clients.

                                           o       Intellectual Property
                                                   Management

                                           o       Integrity Management and
                                                   Ethics

                                           o       Forensics and Fraud
                                                   Detection and Prevention

                                           o       Channel Management

EXECUTIVE SEARCH                          Performs none.                      Performs none in the US.

FINANCE AND ACCOUNTING OUTSOURCING        Provides functional design and      Provides technology solution and
                                          workforce to operate outsourced     support for systems and networks
                                          processes, and manages              supporting engagements. Consulting is
                                          engagements.                        expected to be the solution provider.

FINANCIAL RISK MANAGEMENT                 Financial Risk Management           Provides none
                                          includes services that assist a
                                          client in understanding its
                                          financial risks, designing
                                          mechanisms to control and
                                          mitigate risks, and analyzing the
                                          implications of those risks.
                                          Financial risks include
                                          derivative risks, credit risks,
                                          treasury risks and other
                                          financial instrument risks.

BUSINESS RISK MANAGEMENT                  Provides evaluative, diagnostic     Provides technology integration
                                          and solution services for all       services in business risk engagements.
                                          areas of business risk.

INTERNAL CONTROLS                         Performs assessments, designs and   Implements technology solutions.
                                          implements solutions related to
                                          internal controls and as further
                                          defined under Information Risk
                                          Management below. Explicitly
                                          performs assessment, design and
                                          implementation of internal

             SERVICE                                 ASSURANCE                          CONSULTING
             -------                                 ---------                          ----------
                                          controls around information
                                          security and privacy. Provides
                                          reports on the adequacy of
                                          systems of internal controls.

BUSINESS MEASUREMENT AND INFORMATION      Provides services related to the    Provides technology integration
FLOWS                                     technology integration evaluation   services.
                                          and/or attestation of services.
                                          information flows, including
                                          analyzing information in systems,
                                          using analytics to understand this
                                          information and measurement of
                                          business achievements. Services
                                          will focus on information
                                          efficacy, privacy, reuse and
                                          management, as  well as
                                          attestation of information flows.

STRATEGY CONSULTING                       Provides none                       Provides all

BUSINESS PROCESS REENGINEERING            Provides none                       Provides all

BUSINESS PROCESS ANALYSIS                 Business Process Analysis           Provides technology and integration
                                          services are a natural extensions   services to support Business Process
                                          of the BMP methodology and          Analysis engagements.
                                          continuous improvement aspects of
                                          the BMP methodology.

                                          Business Process Analysis services
                                          assists companies in understanding how
                                          they produce financial information for
                                          internal and external uses. Such
                                          services include financial information
                                          flows in the areas of the finance
                                          function and operations.

             SERVICE                                 ASSURANCE                          CONSULTING
             -------                                 ---------                          ----------
                                          Business Process Analysis is
                                          limited to:

                                          o    analyzing a business
                                               process to understand its
                                               objectives,

                                          o    understanding the
                                               impediments to achievement
                                               of those objectives, and

                                          o    making recommendations
                                               to improve the controls to
                                               mitigate risk and improve
                                               the process.

                                          Business Process Analysis does not
                                          include integrating technology
                                          solutions into the process.

                                          Assurance can provide Business Process
                                          Analysis services for all companies
                                          with which KPMG LLP has a BMP based
                                          attestation/verification relationship.

                                          Assurance shall not perform Business
                                          Process Analysis services for
                                          companies with which KPMG LLP does not
                                          have a BMP based
                                          attestation/verification relationship
                                          unless they are below the following
                                          criteria or unless Consulting declines
                                          to perform such engagements:

                                          Commercial entities listed in
                                          Fortune's 1,500 largest companies
                                          based on revenues*

             SERVICE                                 ASSURANCE                               CONSULTING
             -------                                 ---------                               ----------
                                          Banks and Bank Holding Companies
                                          listed in the American Bankers' Top 50
                                          in Assets, and any other financial
                                          services entity including insurance,
                                          mortgage banking, brokerage, credit
                                          card processors or other whose assets
                                          are the same size as the 50 largest
                                          Banks*

                                          Health Care Providers in systems
                                          that include 7 or more acute care
                                          facilities*

                                          Federal Government, State
                                          Governments and the 10 Largest
                                          Local Government units*

                                          Top 100 Research Universities, all
                                          state-wide University systems and all
                                          major state and private University
                                          medical hospitals*


REGULATORY SERVICES                       Provides all evaluative,                   Provides no regulatory services except
                                          diagnostic and solution services           for technology integration services to
                                          for areas of regulatory risk.              support regulatory services
                                          Renders attest, compliance and             engagements.
                                          consultative reports in this area.

QUALITY REGISTRAR                         Provides all, including ISO                Provides none
                                          registrar services.

INFORMATION RISK MANAGEMENT

 o       Functional Solutions              o   Assurance is explicitly                o       Consulting may contract with
                                               responsible for assessing                      assurance providers, whereby
                                               the quality of Internal                        assurance providers will provide
                                               Controls and for

             SERVICE                                 ASSURANCE                               CONSULTING
             -------                                 ---------                               ----------
                                               providing solutions                            functional internal controls
                                               where improvements are                         design expertise on large scale
                                               warranted or weaknesses                        systems integration service
                                               exist.                                         offerings including ERP,
                                                                                              e-Engineering and Supply Chain
                                                                                              type engagements.

                                                                                      o       Implements technology
                                           o   Assurance provides a                           solutions to respond to BCM
                                               range of Business Continuity                   issues.
                                               Management (BCM) services
                                               including Systems
                                               Availability, Systems
                                               Reliability, and Systems
                                               Recoverability assessments.

 o       Technical Solutions              Assurance will provide the                 Consulting provides technical
                                          technology solutions that focus            solutions to systems integration
                                          on the Internal Controls                   engagements including Analysis,
                                          Infrastructure.                            Design, Architecture, Implementation,
                                                                                     and Quality Assurance.

 o       Security Services Including      Assurance provides these services          Consulting provides these services
         Privacy(1)                       from an internal controls                  from a systems integration perspective
                                          perspective in response to demand          in response to demand for security and
                                          for security and privacy services          privacy services as part of an overall
                                          at an enterprise, departmental,            information systems architecture or
                                          or application level.                      systems integration engagement.

                                          These services focus on assessment,        Consulting may partner with assurance
                                          strategy development, architecture,        providers to provide functional
                                          and implementation & monitoring            services should internal controls
                                          services, including the                    expertise be required.

----------

(1) This is an area that Assurance and Consulting will have in common. However, each practice engages the market for these services from different perspectives. Assurance from an internal controls perspective and Consulting from a systems integration perspective.

             SERVICE                                 ASSURANCE                               CONSULTING
             -------                                 ---------                               ----------
                                          implementation of solutions such as
                                          PKI, Single Sign-On, and Information
                                          Security  technologies.

                                          Assurance may contract with consulting
                                          providers to provide technical
                                          services to ensure integration of
                                          these services into the client's
                                          overall technical and application
                                          architecture where required.

 o       Systems Controls                 Assurance provides systems                 Consulting may contract with assurance
                                          controls services to clients               providers whereby assurance providers
                                          implementing ERP or other large            will provide functional systems
                                          systems initiatives.                       control services on ERP and other
                                                                                     large systems integration projects.
                                          These services tend to be functional
                                          in nature and focus on internal
                                          control issues such as data integrity,
                                          security, operations, and business
                                          controls.

                                          Assurance may contract with consulting
                                          providers should the implementation of
                                          these controls require systems
                                          integration support.